Exhibit 99.1

                                                                    NEWS RELEASE
                                                           FOR IMMEDIATE RELEASE

MEDIA CONTACT:                                 INVESTOR RELATIONS:
Karen Gleason                                  Paul Knopick
Going Global Communications                    E&E Communications
949-702-3409                                   949-707-5365
         info@ggcpr.com                        pknopick@eandecommunications.com

       HIENERGY TECHNOLOGIES RECEIVES $200,000 PURCHASE ORDER FROM LEADING
               U.S. TRANSIT AUTHORITY FOR MULTI-YEAR AFTERMARKET
                         SERVICE AND MAINTENANCE PROGRAM
              - Follow-on sale of services of $100,000 per system -

IRVINE, California, May 31, 2006 - HiEnergy Technologies, Inc. (OTCBB: HIET), the homeland security industry leader in neutron-based diagnostic technology, announced today that it received a purchase order in the amount of $200,000 from the Commonwealth of Pennsylvania on behalf of Southeastern Pennsylvania Transportation Authority (SEPTA), the nation's fifth largest public transportation system, and the largest multi-modal transit authority in the United States.

The purchase order was issued under Equipment Sales Agreement (Contract No. 19107), and provides payment for a four-year extension of maintenance, service and support for the two SIEGMATM 3E3 explosive detection systems delivered to SEPTA in December 2006. The services are being offered by HiEnergy Technologies as part of its long-term commitment to provide comprehensive aftermarket servicing for its products under its Equipment Technical Assistance Program, an integrated suite of services available to purchasers of its ground-breaking explosive detection products, including the SIEGMATM and CarBomb FinderTM systems. The Program includes hands-on equipment training, local equipment support, including calibration, maintenance and servicing, and radiation safety certification and licensing.

"This significant sales milestone, aside from demonstrating our ability to execute a strategy to secure follow-on and residual revenues, confirms our long-term commitment to stand by our products and offer customers uncompromising support," stated Roger Spillmann, President and CEO of HiEnergy Technologies. "As we continue to generate equipment sales, our goal is to ensure that our nation's first responders, law enforcement and emergency personnel look to us as a partner over the life-span of our products and have confidence that they will be able to fully exploit our groundbreaking technologies in their fight against terrorism."

Southeastern Pennsylvania Transportation Authority (SEPTA) serves approximately 1 million people per day in the greater Philadelphia region, which includes Bucks, Chester, Delaware, and Montgomery Counties, and select rail services in the neighboring states of New Jersey and Delaware. SEPTA maintains and operates a vast network of fixed- route services including bus, subway/elevated, trackless trolley, light rail, and commuter rail operations from over 280 stations within a service area of over 2,200 square miles.

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ABOUT HIENERGY TECHNOLOGIES, INC. (www.hienergyinc.com)

HiEnergy Technologies, Inc. is the creator of the world's first "stoichiometric" diagnostic devices that can effectively decipher chemical composition of unknown substances through metal or other barriers, almost instantly and without human intervention. HiEnergy's AtometerTM devices incorporate a proprietary interrogation process which activates a selected target with neutrons causing the contents to emit back gamma rays that contain unique signatures from which the chemical formulas are derived. HiEnergy believes its AtometryTM technology compares with other detection technologies like color photography compares with black-and-white photography.

HiEnergy is focused on the commercialization and sale of its portable, suitcase-borne SIEGMA(TM) 3E3; the CarBomb Finder(TM) 3C4, a vehicle-borne system, for the detection and identification of car bombs; and the STARRAY(TM), its robot-borne detector of IEDs, landmines and unexploded ordnance. The Company is marketing its devices to governmental and private entities and is negotiating licenses for distribution of its devices with various industry partners. The Company also continues to focus on the research and development of additional applications of its technologies and their further exploitation, both internally and through collaboration with third parties.

FORWARD-LOOKING STATEMENTS

Any statements made in this press release which are not historical facts contain certain forward-looking statements; as such term is defined in the Private Litigation Reform Act of 1995, concerning potential developments affecting the business, prospects, financial condition and other aspects of the Company to which this release pertains. The actual results of the specific items described in this release, and the Company's operations generally, may differ materially from what is projected in such forward-looking statements.


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